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                                                                    Exhibit 10.3

                    SECOND AMENDMENT TO AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

         This SECOND AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "AMENDMENT") is dated as of October 1, 2003 by and among (i) Silverleaf Resorts, Inc., a Texas corporation (the "BORROWER"), (ii) Sovereign Bank, a federally chartered savings bank ("SOVEREIGN"), and Liberty Bank, as the Lenders (the "LENDERS"), and (iii) Sovereign Bank, a federally chartered savings bank, as agent for the Lenders (the "AGENT").

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Lenders, and the Agent have entered into that certain Amended and Restated Revolving Credit Agreement, dated as of April 30, 2002, as amended by the First Amendment to Amended and Restated Revolving Credit Agreement, dated as of September 30, 2002 (as so amended, the "CREDIT AGREEMENT"), pursuant to which the Lenders have extended credit to the Borrower on the terms set forth therein;

         WHEREAS, the Borrower has requested that the Lenders and the Agent agree to amend the financial covenant in the Credit Agreement concerning the Borrower's Marketing Expenses;

         WHEREAS, the Borrower has requested that the Lenders and the Agent agree to amend the definition of the Consolidated Net Income with respect to the $28,711,000 increase in the Borrower's loan loss reserve reflected in the Borrower's quarterly report for the period ended March 31, 2003;

         WHEREAS, the Borrower has requested that the Lenders and the Agent consent to the repayment of $7,620,000 of the Borrower's subordinated debt;

         WHEREAS, the Agent has delivered notice to the Collateral Custodian (as defined in the Credit Agreement) that the Collateral Custodian is relieved of its duties; and

         WHEREAS, the Agent, Borrower and Wells Fargo Bank Minnesota, N.A. intend to enter into a Custodial Agreement, dated on or about October 1, 2003 (the "NEW CUSTODIAL AGREEMENT"), replacing (i) the current Collateral Custodian of US Bank, formerly known as State Street Bank and Trust Company, with Well Fargo Bank Minnesota, N.A. and (ii) the Collateral Custodial Agreement.

         WHEREAS, the Lenders, the Agent and the Borrower have agreed to make such amendments and grant such consent subject to and on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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         1.       DEFINITIONS. All capitalized terms used herein and not
expressly defined herein shall have the same respective meanings given to such terms in the Credit Agreement.

         2.       AMENDMENTS TO CREDIT AGREEMENT.

         (a) The definition of "Collateral Custodian" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as set forth below:

                  "Collateral Custodian. Wells Fargo Bank Minnesota, N. A."

         (b) The definition of "Consolidated Net Income" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as set forth below:

                  "Consolidated Net Income. The consolidated net income of the Borrower and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges (but excluding any extraordinary profits or losses), determined in accordance with generally accepted accounting principles. For purposes of calculating Consolidated Net Income the $28,711,000 increase in the Borrower's loan loss reserve for the fiscal quarter ended March 31, 2003 shall not be taken into consideration. For the avoidance of any doubt, any and all other increases in the Borrower's loan loss reserve shall be taken into consideration in calculating Consolidated Net Income."

         (c) Section 5.3 of the Credit Agreement is hereby amended and restated in its entirety as set forth below:

                  "5.3 COLLATERAL CUSTODIAN. Pursuant to the Custodial Agreement, dated as of October 1, 2003, among the Agent, the Borrower and the Collateral Custodian (as the same maybe further amended, modified or restated, the "COLLATERAL CUSTODIAL AGREEMENT"), the Collateral Custodian shall hold, as collateral agent for the Agent, all of the Consumer Loan Collateral (including the Required Consumer Loan Documents)."

         (d) Section 9.2 of the Credit Agreement is hereby amended and restated in its entirety as set forth below:

                  "9.2 MARKETING EXPENSES. As of the last day of each fiscal quarter, commencing with the fiscal quarter ending March 31, 2003, the Borrower will not permit the ratio of the Marketing Expenses to the Borrower's net sales of Timeshare Interests as recorded on the Borrower's financial statements for the Reference Period then ending to equal or exceed .550 to 1."

         3. CONSENT TO REPAYMENT OF SUBORDINATED DEBT. The Agent and the Lenders hereby consent to the Borrower's payment of $2,384,057.00 (together with a separate payment in the amount of $75,000 in reimbursement for legal fees and expenses) to certain holders of the 10 1/2% Senior Subordinated Notes of the Borrower due in 2008 (the "SUBORDINATED NOTES") in connection with the recession of the Subordinated Notes held by such holders, which notes were issued by the Borrower in the aggregate principal amount of $7,620,000.

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         4.       CONSENT TO NEW CUSTODIAL AGREEMENT AND AMENDMENT TO OTHER DEBT
FACILITIES. THE Lenders hereby consent to the New Custodial Agreement. The Agent and the Lenders hereby consent to (a) the amendments to the DZ Bank Documents in the forms attached hereto as EXHIBIT A, (b) the amendments to the Textron Documents in the forms attached hereto as EXHIBIT B, and (c) the amendments to the Heller Documents in the forms attached hereto as EXHIBIT C.

         5. WAIVER. The Agent and Lenders hereby agree to waive the following Events of Default under the Credit Agreement:

                  (a) the Borrower's failure to satisfy the marketing expenses covenant in Section 9.2 of the Credit Agreement for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

                  (b) the Borrower's failure to satisfy the interest coverage ratio covenant in Section 9.4 of the Credit Agreement for the fiscal quarters ended March 31, 2003, June 30, 2003, and September 30, 2003; and

                  (c) the Borrower's failure to satisfy the profitability covenant in Section 9.5 of the Credit Agreement for the fiscal quarters ended March 31, 2003, June 30, 2003, and September 30, 2003.

No Events of Default under the Credit Agreement, unless specifically enumerated above, are waived by the Lenders or the Agent.

         6. AMENDMENT Fee. In consideration of the amendments, consent and the waivers set forth herein, the Borrower hereby agrees to pay to the Agent, for the benefit of the Lenders, $50,000 (the "AMENDMENT FEE").

         7. CONDITIONS TO EFFECTIVENESS. This Amendment shall not become effective unless on or prior to November 30, 2003:

                  (a) the Agent shall have received this Amendment duly executed and delivered by the Borrower, the Agent, and the Lenders;

                  (b) the Agent shall have received copies of the documents attached hereto as EXHIBITS A, B AND C duly executed and delivered by the parties thereto;

                  (c) the Agent shall have received evidence, in form and substance satisfactory to the Agent, that the consent of each party entitled to consent to this Amendment pursuant to the terms of the Textron Documents, the Heller Documents, and any other document evidencing any other Indebtedness of the Borrower shall have been obtained;

                  (d) the Agent shall have received the New Custodial Agreement duly executed and delivered by the Borrower, the Agent and Wells Fargo Bank Minnesota, N.A.;

                  (e) the Borrower shall have paid the Amendment Fee to the Agent in

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         immediately available funds; and

                  (f) the Borrower shall have reimbursed the Agent for, or paid directly, all reasonable fees, costs, and expenses incurred by legal counsel to the Agent for which the Borrower has received an invoice.

         8. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The Borrower hereby represents and warrants to the Lenders and the Agent as follows:

                  (a) Representations and Warranties in Credit Agreement. Each of the representations and warranties of the Borrower contained in the Credit Agreement or in any document or instrument delivered pursuant to or in connection with the Credit Agreement (including, without limitation, this Amendment) are true as of the date hereof and no Default or Event of Default has occurred and is continuing after taking into consideration this Amendment and the documents referenced in Section 7(b) hereof.

                  (b) Authority, No Conflicts, Etc. The execution, delivery and performance of this Amendment (i) are within the corporate authority of the Borrower, (ii) have been duly authorized by all necessary corporate proceedings on behalf of the Borrower, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule, or regulation to which the Borrower is subject or any judgment, order, writ, injunction, license, or permit applicable to the Borrower, and (iv) do not conflict with any provision of the corporate charter or bylaws of the Borrower or any agreement or other instrument binding upon the Borrower. The execution, delivery, and performance of this Amendment will result in a valid and legally binding obligation of the Borrower enforceable against it in accordance with the terms and provisions hereof.

         9. EFFECT OF AMENDMENT. Except as expressly set forth herein, this Amendment does not constitute an amendment or waiver of any term or condition of the Credit Agreement or any other Loan Document, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects. Nothing contained in this Amendment shall be construed to imply a willingness on the part of the Agent or any Lender to grant any similar or other future amendments of any of the provisions of the Credit Agreement or the other Loan Documents. Nothing contained herein shall in any way prejudice, impair or otherwise adversely affect any rights or remedies of the Agent and the Lenders under the Credit Agreement or any other Loan Document.

         10. COUNTERPARTS. This Amendment may be executed in any number of counterparts, each of which taken together shall constitute one agreement.

         11. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

         12. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without regard to principles of conflicts of law.

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         13.      RELEASE. In order to induce the Agent and the Lenders to enter into this Amendment, the Borrower acknowledges and agrees that: (i) the Borrower has no claims or causes of action against either the Agent or any Lender (or any of their respective directors, officers, employees or agents); (ii) the Borrower has no offset right, counterclaim or defense of any kind against any of its obligations, indebtedness or liabilities to either the Agent or any Lender; and
(iii) each of the Agent and the Lenders has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrower. The
Borrower wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect either of the Agent's or the Lenders' rights, interests, contracts, collateral security or remedies. Therefore, the Borrower unconditionally releases, waives and forever discharges (A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Agent or any Lender to the Borrower, except the obligations to be performed by the Agent or any Lender on or after the date hereof as expressly stated in the Credit Agreement and the other Loan Documents, and (B) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which the Borrower might otherwise have against the Agent, any Lender or any of their respective directors, officers, employees or agents, in either case (A) or (B), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as an instrument under seal to be effective as of the date first above written.

                                                BORROWER:

                                                SILVERLEAF RESORTS, INC.

                                                By: /S/ HARRY J. WHITE, JR.
                                                    ----------------------------
                                                Name:  Harry J. White, Jr.
                                                Title:  CFO

                                                AGENT AND LENDER:

                                                SOVEREIGN BANK

                                                By:  /S/ JOHN BAER
                                                    ----------------------------
                                                Name:  John Baer
                                                Title:  Vice President

                                                LENDER:

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                                                LIBERTY BANK

                                                By:  /S/ JASON M. GORDON
                                                    ----------------------------
                                                Name:  Jason M. Gordon
                                                Its:  Vice President

Exhibits:

Exhibit A:  Amendments to the DZ Bank Documents
Exhibit B:  Amendments to Textron Documents
Exhibit C:  Amendments to Heller Documents